EXHIBIT #21


                         SUBSIDIARIES OF THE REGISTRANT


                                Chesapeake Bank

                          Chesapeake Mortgage Company

                         Chesapeake Investment Services

                              CNB Properties, Inc.




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                                  EXHIBIT #21

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use of our report dated January 8, 1998 in this Annual Report on Form 10KSB relating to the Consolidated Financial Statements of Chesapeake Financial Shares, Inc. and subsidiaries, appearing under Item 7., Financial Statements, including, without limitation, the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-18 (#33- 27825) of Chesapeake Financial Shares, Inc.



                                                   /s/
                                                   Yount, Hyde & Barbour, P.C.

March 13, 1998
Winchester, Virginia


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